================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.



                                   FORM 8-K/A


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                               DECEMBER 17, 1999



                                EEX CORPORATION
             (Exact name of registrant as specified in its charter)



   TEXAS                        1-12905                      75-2421863
(State or other              (Commission                  (I.R.S. Employer
jurisdiction of              File Number)                Identification No.)
incorporation)


2500 CITYWEST BOULEVARD, SUITE 1400, HOUSTON, TEXAS              77042
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including Area Code:          (713) 243-3100

================================================================================

                                EEX CORPORATION

                                   FORM 8-K/A

                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS....................       1

         (a) Financial Statements of the Acquisition..........       1

             Report of Independent Auditors...................       1

             Statements of Revenues and Direct Operating Expenses
               of Certain Oil and Gas Properties and Pipeline
               Assets Acquired from Tesoro Petroleum Corporation
               and Subsidiaries...............................       2

             Notes to the Statements of Revenues and Direct
               Operating Expenses of Certain Oil and Gas
               Properties and Pipeline Assets Acquired from
               Tesoro Petroleum Corporation and Subsidiaries...      3

         (b) Pro Forma Financial Information...................     10

             Unaudited Pro Forma Consolidated
               Financial Statements............................     10

             Pro Forma Consolidated Balance Sheet - Unaudited
               September 30, 1999 and December 31, 1998........  11,12

             Pro Forma Consolidated Statement of Operations -
               Unaudited Nine Month Period Ended September 30,
               1999 and Twelve Month Period Ended
               December 31, 1998...............................  13,14

             Notes to Unaudited Pro Forma Consolidated Financial
               Statements......................................     15

         (c) Exhibits..........................................     17

SIGNATURES.....................................................     18


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of the Acquisition


                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
EEX Corporation

       We have audited the accompanying statements of revenues and direct operating expenses of certain oil and gas properties and pipeline assets acquired from Tesoro Petroleum Corporation and certain of its subsidiaries (the "Acquired Business") by EEX Corporation and its subsidiaries (the "Company") for the years ended December 31, 1998, 1997, and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

       The accompanying financial statements were prepared as described in Note 1 for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the revenues and direct operating expenses of the Acquired Business.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Acquired Business for the years ended December 31, 1998, 1997 and 1996 in conformity with accounting principles generally accepted in the United States.


                                    Ernst & Young LLP

Houston, Texas
February 14, 2000

                                EEX CORPORATION

Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties and Pipeline Assets Acquired from Tesoro Petroleum Corporation and Subsidiaries


                                                      YEAR ENDED DECEMBER 31
                                           ------------------------------------------
                                                 1998          1997          1996
                                           ------------------------------------------
                                                          (In thousands)
Revenues:
 Natural gas, oil and condensate                  $68,152       $68,843       $88,358
 Gas transportation                                 3,332         4,765         5,356
                                           ------------------------------------------

   Total revenues                                  71,484        73,608        93,714

Direct operating expenses                          10,039         7,675         6,125
                                           ------------------------------------------
Revenues in excess of direct operating
 expenses                                         $61,445       $65,933       $87,589
                                           ==========================================


                See the accompanying notes to these statements.

                                EEX CORPORATION

Notes to the Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties and Pipeline Assets Acquired from Tesoro Petroleum Corporation and Subsidiaries

1.  Basis of Presentation

  On December 17, 1999, subsidiaries of EEX Corporation (the "Company") closed a purchase of certain oil and gas properties and pipeline assets of Tesoro Petroleum Corporation and subsidiaries. A Stock Purchase Agreement dated as of October 8, 1999, between EEX Operating LLC ("EEX Operating") and Tesoro Petroleum Corporation and Tesoro Gas Resources Company, Inc. was amended on December 16, 1999, and three corollary purchase agreements were entered into on December 17, 1999. Collectively, the purchase agreements provided for the purchase of (i) all of the member interests in four limited liability companies which, together, own all of the partnership interests of Tesoro E&P Company, L.P. (whose name was changed after closing to EEX E&P Company, L.P., "E&P L.P."), owner of the oil and gas assets ("Oil and Gas Interests"), and (ii) all of the issued and outstanding stock of Tesoro Natural Gas Company (whose name was changed after closing to EEX Natural Gas Company) and Tesoro Gathering Company (whose name was changed after closing to EEX Gathering Company), which, together, own all of the partnership interests in Tesoro Pipeline Company, L.P. (whose name was changed after closing to EEX Pipeline Company, L.P.), which owns partnership interests in pipeline and gathering systems ("Pipeline Interests"). The adjusted purchase price for the Oil and Gas Interests was $209.1 million and for the Pipeline Interests, $5.7 million. The Oil and Gas Interests and the Pipeline Interests are collectively referred to as the "Acquired Business."

     EEX Operating acquired the Pipeline Interests. The Oil and Gas Interests were acquired by EEX Reserves Funding LLC ("ERF"), a limited liability company half-owned by subsidiaries of the Company, EEX Operating (49%) and EEX Capital, Inc. (1%), and half-owned by a third party.

     The revenues and direct operating expenses associated with the Acquired Business were derived from the Acquired Business accounting records. Revenues, as set forth in the accompanying financial statements, include oil and gas revenues and pipeline revenues and are reported on a net interest basis. Direct operating expenses, as set forth in the accompanying financial statements, include labor, services, repairs and maintenance, supplies utilized to operate and maintain the wells, pipelines and related equipment, net processing costs, and property taxes.

                                EEX CORPORATION

Notes to the Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties and Pipeline Assets Acquired from Tesoro Petroleum Corporation and Subsidiaries--(Continued)

  The accompanying statements vary from an income statement in that they do not show certain expenses that were incurred in connection with ownership and operation of the acquired properties including exploration expenses, general and administrative expenses and income taxes. These costs were not separately allocated to the properties of the Acquired Business accounting records and any pro forma allocation would be time consuming and expensive and would not be a reliable estimate of what these costs would actually have been had the acquired properties been operated historically as a stand-alone entity. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the acquired properties had they been assets of the Company due to the greatly differing size, structure, operations and accounting of the two companies. The accompanying financial statements also do not include provisions for depreciation, depletion, and amortization, as such amounts would not be indicative of those costs which would be incurred by the Company upon allocation of the purchase price.

  For the above reasons, primarily the lack of segregated or easily obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for the Acquired Business.

  At the end of the economic life of the acquired properties, certain restoration and abandonment costs will be incurred by the respective owners. No accrual for these costs is included in direct operating expenses.

  The sales method is used for recording revenues from gas sales. Under this approach, revenues were based on the monthly production sold by the Acquired Business.

                                EEX CORPORATION

Notes to the Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties and Pipeline Assets Acquired from Tesoro Petroleum Corporation and Subsidiaries--(Continued)

2. INTERIM STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF CERTAIN OIL AND GAS PROPERTIES AND PIPELINE ASSETS ACQUIRED FROM TESORO PETROLEUM CORPORATION AND SUBSIDIARIES (UNAUDITED)

                                                           NINE MONTHS ENDED
                                                              SEPTEMBER 30
                                               ---------------------------------------
                                                        1999               1998
                                               ---------------------------------------
                                                             (In thousands)
Revenues:
 Natural gas, oil and condensate                           $41,596             $51,759
 Gas transportation                                          1,960               2,606
                                               ---------------------------------------

   Total revenues                                           43,556              54,365

Direct operating expenses                                    8,127               7,030
                                               ---------------------------------------
Revenues in excess of direct operating
 expenses                                                  $35,429             $47,335
                                               =======================================


3. SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

   Proved Reserve Estimates

   The following estimates of the net proved oil and gas reserves of the Acquired Business are based on evaluations prepared by Netherland, Sewell & Associates, Inc., except for net reserves at December 31, 1998 and 1997 which were prepared by in-house engineers of the Acquired Business and audited by Netherland, Sewell & Associates, Inc. Reserves were estimated in accordance with guidelines established by the Securities and Exchange Commission and FASB, which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalations except by contractual arrangements. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as additional performance data becomes available.

                                EEX CORPORATION

Notes to the Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties and Pipeline Assets Acquired from Tesoro Petroleum Corporation and Subsidiaries--(Continued)

   Estimated quantities of proved domestic oil and gas reserves and of changes in quantities of proved developed and undeveloped reserves in millions of barrels ("MMBbls") and billions of cubic feet ("Bcf") for each of the periods indicated were as follows:

                                                         OIL             GAS
                                                      (MMBBLS)          (BCF)
                                                 -------------------------------
Proved reserves at December 31, 1995                          --           106.4
  Production                                                  --           (32.1)
  Extensions, discoveries and others additions                --            23.0
  Revisions of previous estimates                             --            (4.8)
  Purchase of minerals in-place                              0.2            24.3
                                                 -------------------------------
Proved reserves at December 31, 1996                         0.2           116.8
  Production                                                  --           (31.4)
  Extensions and discoveries                                 0.1            33.6
  Revisions of previous estimates                             --            (3.0)
  Purchases of minerals in place                             0.4            30.5
                                                 -------------------------------
Proved reserves at December 31, 1997                         0.7           146.5
  Production                                                (0.1)          (33.0)
  Extensions and discoveries                                 0.3            40.9
  Revisions of previous estimates                             --           (12.3)
  Sales of minerals in place                                  --            (1.5)
  Purchases of minerals in place                             0.9            22.3
                                                 -------------------------------
Proved reserves at December 31, 1998                         1.8           162.9
                                                 ===============================

Proved developed reserves at:
  December 31, 1996                                          0.1           107.5
  December 31, 1997                                          0.3           112.4
  December 31, 1998                                          1.2           129.0

                                EEX CORPORATION

Notes to the Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties and Pipeline Assets Acquired from Tesoro Petroleum Corporation and Subsidiaries--(Continued)

     Standardized Measure of Discounted Future Net Cash Flows

     The following table sets forth the computation of the standardized measure of discounted future net cash flows relating to proved reserves and the changes in such cash flows in accordance with SFAS No. 69. The standardized measure is the estimated excess future cash inflows from proved reserves less estimated future production and development costs, estimated future income taxes and a discount factor. Future cash inflows represent expected revenues from production of year-end quantities of proved reserves based on year-end prices and any fixed and determinable future escalation provided by contractual arrangements in existence at year-end. Escalation based on inflation, federal regulatory changes and supply and demand are not considered. Estimated future production costs related to year-end reserves are based on year-end costs. Such costs include, but are not limited to, production taxes and direct operating costs. Inflation and other anticipatory costs are not considered until the actual cost change takes effect. Estimated future income tax expenses are computed using the appropriate year-end statutory tax rates. Consideration is given for the effects of permanent differences, tax credits and allowances. A discount rate of 10% is applied to the annual future net cash flows.

     The methodology and assumptions used in calculating the standardized measure are those required by SFAS No. 69. The standardized measure is not intended to be representative of the fair market value of the proved reserves. The calculations of revenues and costs do not necessarily represent the amounts to be received or expended by the Company.

                                EEX CORPORATION

Notes to the Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties and Pipeline Assets Acquired from Tesoro Petroleum Corporation and Subsidiaries--(Continued)

     The standardized measure of discounted future net cash flows related to proved oil and gas reserves at December 31 follows (in millions):

                                                 1998           1997          1996
                                           ------------------------------------------

Future cash inflows                               $330.4         $347.9        $376.1
Future production costs                            (77.8)         (81.0)        (66.5)
Future development costs                           (24.4)         (29.4)        (13.2)
                                           ------------------------------------------
Future net cash flows before
  income tax expense                               228.2          237.5         296.4

10% annual discount factor                         (88.3)         (70.0)        (73.7)

Discounted future net cash flows
  before income taxes                              139.9          167.5         222.7
Discounted future income tax expense               (27.9)         (32.3)        (70.2)
                                           ------------------------------------------
Standardized measure of discounted
  future net cash flows                           $112.0         $135.2        $152.5
                                           ==========================================


     Changes in Standardized Measure (in millions):

                                                  1998           1997           1996
                                              -----------------------------------------

Sales and transfers of oil and gas
 produced, net of production costs                 $(58.5)        $(61.4)        $(83.0)
Changes in prices, production and
  future development costs                          (19.2)         (82.2)          33.4
Extensions, discoveries and improved
 recovery, less related costs                        40.9           42.2           38.9
Purchases of minerals in place                       16.7           28.7           55.5
Revisions of previous quantity estimates            (12.9)          (3.9)          (7.6)
Accretion of discount                                16.8           22.3           16.9
Net change in income taxes                            4.3           37.9          (24.3)
Other                                               (11.4)          (0.9)           ---
                                           --------------------------------------------
          Total                                    $(23.3)        $(17.3)        $ 29.8
                                           ============================================

     The standardized measure of discounted future net cash flows is based on the following oil and gas prices at December 31:

                                                 1998          1997          1996
                                           ------------------------------------------

Oil (per Bbl)                                       $9.50        $15.50        $24.25
Gas (per Mcf)                                       $2.06        $ 2.45        $ 3.18

        (b)  Pro Forma Financial Information

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

       The unaudited pro forma consolidated financial statements of EEX Corporation (the "Company") have been prepared to give effect to the Acquired Business, the related forward sale agreement with a third party that was prepaid upon the close of the purchase of the Acquired Business, and borrowings under the Company's revolving credit facility with a group of banks, as if such transactions had taken place as of January 1, 1998 and January 1, 1999 for the Pro Forma Consolidated Statements of Operations and as of December 31, 1998 and September 30, 1999 for the Pro Forma Consolidated Balance Sheets. This information should be read in conjunction with the Consolidated Financial Statements for the Company filed in Form 10-Q for the quarterly period ended September 30, 1999, Form 10-K for the year ended December 31, 1998 and the Statements of Revenues and Direct Operating Expenses included herein.

                                EEX CORPORATION

                Pro Forma Consolidated Balance Sheet - Unaudited

                               September 30, 1999
                                 (in thousands)

                                                                            ACQUIRED BUSINESS                PRO FORMA
                                                                               PRO FORMA                  EEX CORPORATION
                                                    EEX CORPORATION           ADJUSTMENTS                AND SUBSIDIARIES
                                                 --------------------       -----------------            ----------------
ASSETS
Current Assets:
 Cash and cash equivalents                               $   97,583                    $(88,986)               $    8,597
 Accounts receivable - trade (net of allowance
  of $1,189)                                                 25,872                           -                    25,872
 Other                                                       14,489                           -                    14,489
                                                         ----------                    --------                ----------
   Total Current Assets                                     137,944                     (88,986)                   48,958
                                                         ----------                    --------                ----------
Property, Plant and Equipment (at cost):
 Oil and gas properties (successful efforts
  method)                                                 1,062,384                     214,826    (a)          1,277,210
 Other                                                        8,004                           -                     8,004
                                                         ----------                    --------                ----------
   Total                                                  1,070,388                     214,826                 1,285,214
 Less accumulated depletion, depreciation and
  amortization                                              597,970                           -                   597,970
                                                         ----------                    --------                ----------
          Net property, plant and equipment                 472,418                     214,826                   687,244
                                                         ----------                    --------                ----------
   Deferred Income Tax Assets                                26,442                           -                    26,442
   Other Assets                                               4,604                       2,160    (b)              6,764
                                                         ----------                    --------                ----------
        Total Assets                                     $  641,408                    $128,000                $  769,408
                                                         ==========                    ========                ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
 Accounts payable - trade                                $   42,850                    $      -                $   42,850
 Current portion of capital lease obligations                17,248                           -                    17,248
 Other                                                        2,498                           -                     2,498
                                                         ----------                    --------                ----------
          Total current liabilities                          62,596                           -                    62,596
                                                         ----------                    --------                ----------

Bank Revolving Credit Agreement                                   -                      20,000    (c)             20,000
Capital Lease Obligations                                   205,634                           -                   205,634
Other Liabilities                                            34,675                           -                    34,675
Gas Sales Obligation                                              -                     105,000    (d)            105,000
Minority Interest                                                 -                       3,000    (e)              3,000

Shareholders' Equity:
 Preferred stock (10,000 shares authorized;
  1,589 issued; liquidation preference of
  $158,938)                                                      16                           -                        16
 Common stock ($0.01 par value; 150,000 shares
  authorized; 42,476 shares issued)                             425                           -                       425
 Paid in capital                                            726,749                           -                   726,749
 Retained Earnings (Deficit)                               (387,894)                          -                  (387,894)
 Unamortized restricted stock compensation                     (482)                          -                      (482)
 Treasury stock at cost (14 shares)                            (311)                          -                      (311)
                                                         ----------                    --------                ----------
          Total shareholders' equity                        338,503                           -                   338,503
                                                         ----------                    --------                ----------

        Total Liabilities and Shareholders'
         Equity                                          $  641,408                    $128,000                $  769,408
                                                         ==========                    ========                ==========


    See the accompanying Notes to Unaudited Pro Forma Consolidated Financial
                                  Statements.

                                EEX CORPORATION

                Pro Forma Consolidated Balance Sheet - Unaudited

                               December 31, 1998
                                 (in thousands)

                                                                            ACQUIRED BUSINESS                PRO FORMA
                                                                                PRO FORMA                 EEX CORPORATION
                                                    EEX CORPORATION            ADJUSTMENTS               AND SUBSIDIARIES
                                                   ----------------         -----------------            ----------------
ASSETS
Current Assets:
 Cash and cash equivalents                               $   15,588                    $(13,986)               $    1,602
 Accounts receivable - trade (net of allowance
  of $2,504)                                                 42,530                           -                    42,530
 Other                                                       14,240                           -                    14,240
                                                         ----------                    --------                ----------
   Total Current Assets                                      72,358                     (13,986)                   58,372
                                                         ----------                    --------                ----------
Property, Plant and Equipment (at cost):
 Oil and gas properties (successful efforts
  method)                                                 1,106,274                     214,826    (a)          1,321,100
 Other                                                       19,998                           -                    19,998
                                                         ----------                    --------                ----------
   Total                                                  1,126,272                     214,826                 1,341,098
 Less accumulated depletion, depreciation and
  amortization                                              674,887                           -                   674,887
                                                         ----------                    --------                ----------
          Net property, plant and equipment                 451,385                     214,826                   666,211
                                                         ----------                    --------                ----------
   Deferred Income Tax Assets                                28,826                           -                    28,826
   Other Assets                                              12,501                       2,160    (b)             14,661
                                                         ----------                    --------                ----------
   Total Assets                                          $  565,070                    $203,000                $  768,070
                                                         ==========                    ========                ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
 Accounts payable - trade                                $   45,528                    $      -                $   45,528
 Current portion of capital lease obligations                10,874                           -                    10,874
 Other                                                        5,190                           -                     5,190
                                                         ----------                    --------                ----------
          Total current liabilities                          61,592                           -                    61,592
                                                         ----------                    --------                ----------

Bank Revolving Credit Agreement                                   -                      95,000    (c)             95,000
Capital Lease Obligations                                   222,444                           -                   222,444
Other Liabilities                                            46,734                           -                    46,734
Gas Sales Obligation                                              -                     105,000    (d)            105,000
Minority Interest                                                 -                       3,000    (e)              3,000

Shareholders' Equity:
 Common stock ($0.01 par value; 150,000 shares
  authorized; 42,387 shares issued)                             424                           -                       424
 Paid in capital                                            569,268                           -                   569,268
 Retained Earnings (Deficit)                               (334,698)                          -                  (334,698)
 Unamortized restricted stock compensation                     (206)                          -                      (206)
 Treasury stock at cost (22 shares)                            (488)                          -                      (488)
                                                         ----------                    --------                ----------
    Total shareholders' equity                              234,300                           -                   234,300
                                                         ----------                    --------                ----------
        Total Liabilities and Shareholders'
         Equity                                          $  565,070                    $203,000                $  768,070
                                                         ==========                    ========                ==========


    See the accompanying Notes to Unaudited Pro Forma Consolidated Financial
                                  Statements.

                                EEX CORPORATION

           Pro Forma Consolidated Statement of Operations - Unaudited

                   Nine Month Period Ended September 30, 1999
                     (in thousands, except per share data)

                                             EEX                    ACQUIRED            PRO FORMA                   PRO FORMA EEX
                                         CORPORATION                BUSINESS           ADJUSTMENTS                   CORPORATION
                                         -----------                --------           -----------                  -------------
Revenues:
 Natural gas                                $ 69,637                 $39,201             $     --                      $108,838
 Oil, condensate, and natural gas
  liquids                                     57,949                   2,395                   --                        60,344
 Cogeneration operations                       6,486                      --                   --                         6,486
 Other                                          (447)                  1,960                   --                         1,513
                                            --------                 -------             --------                      --------
   Total                                     133,625                  43,556                   --                       177,181
                                            --------                 -------             --------                      --------
Costs and Expenses:
 Production and operating                     28,809                   8,127                   --                        36,936
 Exploration                                  55,022                      --                3,000    (f)                 58,022
 Depletion, depreciation, and
  amortization                                54,719                      --               26,360    (g)                 81,079
 (Gain) Loss  on sales of
  property, plant, and equipment              (1,258)                     --                   --                        (1,258)

  Cogeneration operations                      6,105                      --                   --                         6,105
  General, administrative, and
   other                                      20,398                      --                1,500    (h)                 21,898
  Taxes, other than income                     3,399                      --                   --                         3,399
                                            --------                 -------             --------                      --------
   Total                                     167,194                   8,127               30,860                       206,181
                                            --------                 -------             --------                      --------
Operating Income (Loss)                      (33,569)                 35,429              (30,860)                      (29,000)
Other Income - Net                                57                      --                   --                            57
Interest Income                                4,384                      --                   --                         4,384
Interest and Other Financing Costs           (12,707)                     --               (8,930)   (i)(j)(k)          (21,637)
                                            --------                 -------             --------                      --------
Income (Loss) Before Income Taxes            (41,835)                 35,429              (39,790)                      (46,196)
                                            --------                 -------             --------                      --------
Income Taxes (Benefit)                         2,287                      --                   --                         2,287
Minority Interest                                 --                      --                2,019    (l)                  2,019
                                            --------                 -------             --------                      --------
Net Income (Loss)                            (44,122)                 35,429              (37,771)                      (46,464)
Preferred Stock Dividends                      8,938                      --                   --                         8,938
                                            --------                 -------             --------                      --------
Net Income (Loss) Applicable to
  Common Shareholders                       $(53,060)                $35,429             $(37,771)                     $(55,402)
                                            ========                 =======             ========                      ========
Basic and Diluted Net Income (Loss)
 Per Share                                  $  (1.26)                $  0.84             $  (0.90)                     $  (1.31)
Weighted Average Shares
 Outstanding                                  42,200                  42,200               42,200                        42,200

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

                                EEX CORPORATION

           Pro Forma Consolidated Statement of Operations - Unaudited

                  Twelve Month Period Ended December 31, 1998
                     (in thousands, except per share data)


                                             EEX                    ACQUIRED            PRO FORMA              PRO FORMA EEX
                                         CORPORATION                BUSINESS           ADJUSTMENTS              CORPORATION
                                         -----------                --------           -----------             -------------
Revenues:
 Natural gas                                $128,061                 $66,743            $      --                 $194,804
 Oil, condensate, and natural gas
  liquids                                     76,328                   1,409                   --                   77,737
 Cogeneration operations                      13,794                      --                   --                   13,794
 Other                                           869                   3,332                   --                    4,201
                                            --------                 -------             --------                 --------
   Total                                     219,052                  71,484                   --                  290,536
                                            --------                 -------             --------                 --------
Costs and Expenses:
 Production and operating                     46,861                  10,039                   --                   56,900
 Exploration                                  45,144                      --                4,000    (f)            49,144
 Depletion, depreciation, and
  amortization                               101,051                      --               33,660    (g)           134,711
 Impairment of producing oil and gas
  properties                                  10,439                      --                   --                   10,439
 (Gain) Loss  on sales of
  property, plant, and equipment              (9,085)                     --                   --                   (9,085)
  Cogeneration operations                     10,564                      --                   --                   10,564
  General, administrative, and
   other                                      24,058                      --                2,000    (h)            26,058
  Taxes, other than income                    11,017                      --                   --                   11,017
                                            --------                 -------             --------                 --------
   Total                                     240,049                  10,039               39,660                  289,748
                                            --------                 -------             --------                 --------
Operating Income (Loss)                      (20,997)                 61,445              (39,660)                     788
Other Income - Net                                81                      --                   --                       81
Interest Income                                  512                      --                   --                      512
Interest and Other Financing Costs           (18,987)                     --              (17,532)   (i)(j)(k)     (36,519)
                                            --------                 -------             --------                 --------
Income (Loss) Before Income Taxes            (39,391)                 61,445              (57,192)                 (35,138)
                                            --------                 -------             --------                 --------
Income Taxes (Benefit)                        (4,997)                     --                   --                   (4,997)
Minority Interest                             (6,532)                     --               (2,343)   (l)            (8,875)
                                            --------                 -------             --------                 --------
Net Income (Loss)                            (40,926)                 61,445              (59,535)                 (39,016)
Preferred Stock Dividends                         --                      --                   --                       --
                                            --------                 -------             --------                 --------
Net Income (Loss) Applicable to
  Common Shareholders                       $(40,926)                $61,445             $(59,535)                $(39,016)
                                            ========                 =======             ========                 ========
Basic and Diluted Net Income (Loss)
 Per Share                                    $(0.97)                  $1.46               $(1.41)                  $(0.92)
Weighted Average Shares
 Outstanding                                  42,208                  42,208               42,208                   42,208


See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

                                EEX CORPORATION

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION:

On December 17, 1999, subsidiaries of EEX Corporation (the "Company") closed a purchase of certain oil and gas properties and pipeline assets of Tesoro Petroleum Corporation and subsidiaries. A Stock Purchase Agreement dated as of October 8, 1999, between EEX Operating LLC ("EEX Operating") and Tesoro Petroleum Corporation and Tesoro Gas Resources Company, Inc. was amended on December 16, 1999, and three corollary purchase agreements were entered into on December 17, 1999. Collectively, the purchase agreements provided for the purchase of (i) all of the member interests in four limited liability companies which, together, own all of the partnership interests of Tesoro E&P Company, L.P. (whose name was changed after closing to EEX E&P Company, L.P., "E&P L.P."), owner of the oil and gas assets ("Oil and Gas Interests"), and (ii) all of the issued and outstanding stock of Tesoro Natural Gas Company (whose name was changed after closing to EEX Natural Gas Company) and Tesoro Gathering Company (whose name was changed after closing to EEX Gathering Company), which, together, own all of the partnership interests in Tesoro Pipeline Company, L.P. (whose name was changed after closing to EEX Pipeline Company, L.P.), which owns partnership interests in pipeline and gathering systems ("Pipeline Interests"). The adjusted purchase price for the Oil and Gas Interests was $209.1 million and for the Pipeline Interests, $5.7 million. The Oil and Gas Interests and the Pipeline Interests are collectively referred to as the "Acquired Business."

EEX Operating acquired the Pipeline Interests. The Oil and Gas Interests were acquired by EEX Reserves Funding LLC ("ERF"), a limited liability company half-owned by subsidiaries of the Company, EEX Operating (49%) and EEX Capital, Inc. (1%), and half-owned by a third party.

The Company has fully consolidated ERF, the limited liability companies owning E&P L.P. partnership interests, E&P L.P., EEX Natural Gas Company, EEX Gathering Company and EEX Pipeline Company, L.P. The third party's 50% equity interest in ERF is reflected in the balance sheet as a minority interest.

E&P L.P. entered into a $105 million forward sale agreement with a third party for approximately 50 billion cubic feet equivalent of production from E&P L.P. through December 2004 that was prepaid upon the close of the purchase transaction. The third party receives an adjusted index price monthly for the committed volume. In the event production is not delivered, the obligation may be settled with a cash payment from E&P L.P. The third party also has a lien on the E&P L.P. oil and gas properties as security in the event the committed volumes are not delivered or cash payment is not made. The forward sale agreement also enables E&P L.P. to act as the third party's marketing agent to market the committed production. E&P L.P., at its discretion, may terminate the prepayment obligation by paying the third party a predetermined amount. The prepayment has been recorded as a gas sales obligation on the balance sheet. Payments under this obligation will be amortized on the interest method through final pay out.

                                EEX CORPORATION

PRO FORMA ADJUSTMENTS:

(a) Represents the purchase price of the Acquired Business. The purchase price has been adjusted for the estimated activity between the effective time, July 1, 1999 and the closing date, December 17, 1999. Such adjustments primarily include capital expenditures and revenues in excess of operating expenses for this period.

(b) Represents fees associated with the forward sale agreement. These fees will be amortized over the life of the agreement.

(c) Represents borrowings under the revolving credit facility to complete the purchase of the Acquired Business.

(d) Represents the gas sales obligation to a third party for approximately 50 billion cubic feet equivalent of production through December 2004 that was prepaid upon the close of the purchase of the Acquired Business. The Company has assumed revenue during the periods presented is equal to amounts actually realized in the period, rather than the amounts that would have been realized in the first year from amortization of the gas sales obligation. The gas sales obligation is based on current prices and not prices indicative of the periods presented.

(e) Represents the equity contribution from a third party for a 50% equity interest in EEX Reserves Funding LLC ("ERF"). The third party's 50% equity interest in ERF is reflected on the balance sheet as minority interest.

(f) Represents estimated salaries and related expenses associated with exploration personnel.

(g) Represents adjustment to depletion, depreciation and amortization based upon historical production, reserves and the acquisition cost basis.

(h) Represents estimated general and administrative expenses as a result of the purchase of the Acquired Business.

(i) Represents estimated interest expense related to the gas sales obligation (assumes annual interest rate of 9.5%).

(j) Represents estimated interest expense related to borrowings under the revolving credit facility (assumes interest rate of 7.5%).

(k)  Represents amortization of fees associated with the forward sale agreement.

(l)  Represents third party's 50% equity ownership in ERF.

         (c)    Exhibits

                23.1   Consent of Ernst & Young LLP

                23.2   Consent of Netherland, Sewell & Associates, Inc.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  EEX CORPORATION



Date:  February 24, 2000          By: /s/ R. S. LANGDON
                                      -----------------------------------
                                     R. S. Langdon
                                     Executive Vice President,
                                     Finance and Administration,
                                     and Chief Financial Officer